UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
  WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 24, 2013

Marathon Oil Corporation
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600

Not Applicable
 ______________________________________________
 Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item   5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders was held on April 24, 2013.  In connection with the meeting, proxies were solicited pursuant to the Securities Exchange Act of 1934.  The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in Marathon Oil's 2013 Proxy Statement.

 1.  Each of our directors was elected for a term expiring in 2014.  Votes regarding the persons elected to serve as directors were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
Gregory H. Boyce	532,824,842	6,497,775	1,268,288	74,278,591
Pierre Brondeau	523,264,031	16,033,282	1,293,592	74,278,591
Clarence P. Cazalot, Jr.	519,547,658	18,239,066	2,804,181	74,278,591
Linda Z. Cook	533,525,358	5,827,347	1,238,200	74,278,591
Shirley Ann Jackson	456,257,388	83,063,699	1,269,818	74,278,591
Philip Lader	526,157,732	13,160,852	1,272,321	74,278,591
Michael E. J. Phelps	533,833,705	5,106,580	1,650,620	74,278,591
Dennis H. Reilley	528,176,953	11,140,430	1,273,522	74,278,591

2.   PricewaterhouseCoopers LLP was ratified as our independent registered public accounting firm for 2013.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
603,122,842	10,397,761	1,348,893

3.   The Board proposal seeking a non-binding advisory vote to approve the compensation of our named executive officers was approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
514,915,388	23,400,497	2,275,020	74,278,591

4.   The stockholder proposal seeking a report regarding the Company's lobbying activities, policies and procedures was not approved.  The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
197,613,025	270,814,432	72,163,448	74,278,591

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2013		MARATHON OIL CORPORATION

	By:	/s/ Michael K. Stewart
Michael K. Stewart
Vice President, Finance and Accounting, Controller and Treasurer